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                                                                   EXHIBIT 10.26




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                            ASSET PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 1997

                                  BY AND AMONG

                  DIGITAL TELEVISION SERVICES OF INDIANA, LLC,


                       SATELLITE TELEVISION SERVICES, INC.

                                       AND

                  CLAY COUNTY RURAL TELEPHONE COOPERATIVE, INC.

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                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 17th day of October, 1997, by and among Digital Television Services of Indiana, LLC, a Georgia limited liability company ("Purchaser"), Satellite Television Services, Inc., an Indiana corporation ("Seller"), and Clay County Rural Telephone Cooperative, Inc., an Indiana cooperative association ("Clay County RTC").

                                    RECITALS

         1. Seller owns and operates the National Rural Telecommunications Cooperative's System No. 0020 (the "System") for the exclusive distribution in certain areas in the State of Indiana of DBS Services offered by DirecTv (the "Business"). Clay County RTC owns all of the issued and outstanding stock of Seller.

         2. Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser all of Seller's rights under the NRTC/Member Agreement and the NRTC/Retail Agreement relating to the Locations, any residual rights of Seller as a member or affiliate of the NRTC to distribute DBS Services in the Locations after the termination of the NRTC Agreements and certain of the assets used in the Business, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Purchaser, Seller and Clay County RTC hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article shall have the following respective meanings for all purposes of this Agreement, and the following definitions are equally applicable to both the singular and plural forms of the terms defined:

         "Accounts Payable" shall mean all accounts payable of Seller to the NRTC as of the Closing Date relating to the Business; including, without limitation, accounts payable to the NRTC with respect to wholesale bills, equipment and other services.

         "Accounts Receivable" shall mean all of the accounts receivable of Seller as of the Closing Date for all Customers which are listed on Report 19A (Accounts Receivable Summary) of the NRTC Central Billing Systems Reports.


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         "Binder" shall mean the Two Hundred Fifty Thousand Dollars ($250,000)
Purchaser deposited with Seller on October 2, 1997, as a good faith binder to proceed with the transactions contemplated by this Agreement.

         "Cable Programming" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Cash" shall mean all cash in Seller's bank accounts at Bank One, Indianapolis, N.A. and First National Bank of Cloverdale as of the Closing Date.

         "Closing" shall mean the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement and shall be held at 10:00 a.m. at the offices of Baker & Daniels, 300 North Meridian Street, Indianapolis, Indiana 46204 (i) at Purchaser's election, on the later of (a) the last business day of the month in which all of the conditions precedent set forth in Articles VIII and IX herein have been satisfied or waived, or (b) December 31, 1997; or (ii) such other date or at such other time or place (including via mail, overnight courier or facsimile transmission) as the parties may mutually agree upon in writing. The Closing shall be as effective as of the close of business on the Closing Date.

         "Closing Date" shall mean the date on which the Closing actually occurs.

         "Commercial Establishment" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Committed Member Residence" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "Current Assets" shall mean Accounts Receivable, Inventory and Prepaid Expenses of Seller, which will be acquired by Purchaser at Closing.

         "Current Liabilities" shall mean Accounts Payables and Unearned Revenue of Seller which will be assumed by Purchaser at Closing.

         "Customers" shall mean those Persons, including Subscribers, which have purchased DBS Services, or entered into a binding agreement to purchase DBS and related services, from Seller at any time during the five (5) year period immediately preceding the Closing Date.

         "DBS Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "DirecTv" shall mean DirecTv, Inc., a California corporation, the successor in interest and rights holder to Hughes Communications Galaxy, Inc.

         "Escrow Agent" shall mean Union Bank of California, N.A., a national banking association with offices in San Francisco, California.


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         "Escrow Agreement" shall mean the Escrow Agreement dated as of the date hereof among the Escrow Agent, Purchaser and Seller which Escrow Agreement shall be substantially in the form attached hereto as Schedule 1.1.

         "Excluded Assets" shall mean (i) all assets of Seller and Clay County RTC relating to or used in connection with the Telephone Business, (ii) all Patronage Capital and capital credits of Seller and Clay County RTC, (iii) Seller's 1996 Oldsmobile Ninety-Eight, (iv) Seller's conference room table and chairs, (v) Seller's three (3) IBM compatible personal computers, (vi) the Cash, and (vii) all other office furniture and fixtures located at the office at 2028 Stafford Road, Plainfield, Indiana; provided, however if DTS assumes the Plainfield Lease at the Closing pursuant to Section 7.10 hereof, such furniture and fixtures shall not be Excluded Assets.

         "Fixed Assets" shall mean the equipment and other tangible assets, including, without limitation, any MTE terminals and demonstration units owned by Seller and used or useable in connection with the Business, which equipment and tangible assets are listed on Schedule 1.2 attached hereto.

         "Franchise" shall mean any residual rights of Seller and Clay County RTC, if any, as a member or affiliate of the NRTC to distribute DBS Services in the Locations after the termination of the NRTC Agreements.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Inventory" shall mean any DSS(R) subscriber equipment of Seller held for resale, other than Leased Subscriber Equipment, which Inventory shall be valued at the lesser of each item's (i) actual cost and (ii) current wholesale value.

         "Leased Subscriber Equipment" shall mean all DSS(R) subscriber equipment of Seller leased or rented or to be leased or rented to Subscribers, all accounts receivable arising therefrom and all records associated therewith.

         "Lien" shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, escrow, right of first refusal, indenture, easement, license or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

         "Locations" shall mean those counties in the State of Indiana set forth on Schedule 1.3 attached hereto in which Seller has the exclusive right to distribute DBS Services pursuant to the NRTC Agreements.


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         "Non-Select Services" shall have the meaning ascribed to such term in the NRTC/Member Agreement.

         "NRTC" shall mean the National Rural Telecommunications Cooperative, a District of Columbia corporation.

         "NRTC Agreements" shall mean the NRTC/Member Agreement and the NRTC/Retail Agreement.

         "NRTC/Member Agreement" shall mean the NRTC/Member Agreement for Marketing and Distribution of DBS Services dated August 27, 1992 by and between the NRTC and Clay County RTC (as assigned to Seller pursuant to that certain Assignment and Assumption Agreement dated as of February, 1993 between Clay County RTC and Seller), as amended by certain Amendment as of January 11, 1994, and that certain Amendment as of March 29, 1994 and as may be further amended from time to time, together with all schedules and exhibits thereto, a copy of which is attached as Schedule 1.4.

         "NRTC/Retail Agreement" shall mean the NRTC/Member DBS Product Retail Agreement dated October 5, 1993 by and between the NRTC and Seller, as amended from time to time, together with all schedules and exhibits thereto, a copy of which is attached hereto as Schedule 1.5.

         "Other Assumed Agreements" shall mean the contracts and agreements, if any, set forth on Schedule 1.6 attached hereto, including any contracts and agreements with DirecTv, and leases and rental agreements of Leased Subscriber Equipment with Subscribers, copies of which are attached to such Schedule.

         "Patronage Capital" shall mean the amount of patronage capital dividends credited to the account of Seller or Clay County RTC at the NRTC for the period through the Closing Date pursuant to Article XII of the NRTC Bylaws, as amended.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, joint venture or other entity or organization including a government, political subdivision or agency or instrumentality thereof.

         "Plainfield Lease" shall mean the Lease Agreement dated August 20, 1996 between Lois Denny and Seller with respect to the offices of Seller located at 2028 Stafford Road, Plainfield, Indiana.

         "Prepaid Expenses" shall mean all prepaid property taxes, prepaid supplies, advances, deposits, deferred charges and other prepaid expenses (other than prepaid insurance) shown on Seller's books and records as of the Closing Date relating to the Business which Prepaid Expenses can be credited to Purchaser's account after the Closing Date, as determined in accordance with GAAP.


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         "Programming" shall mean Cable Programming and any programming provided
DirecTv pursuant to the NRTC Agreements.

         "Purchase Price" shall mean the amount set forth in Section 4.1 herein.

         "Purchased Assets" shall mean only (i) the NRTC Agreements, (ii) the Other Assumed Agreements, (iii) Franchise, (iv) Current Assets, (v) Leased Subscriber Equipment, (vi) relationships, contracts and accounts with Customers,
(vii) Fixed Assets, (viii) Records, (ix) telephone numbers used in the Business,
(x) Seller's bank accounts at Bank One, Indianapolis, N.A.; and (xi) all other assets of Seller, whether tangible or intangible, used in connection with the Business, specifically excluding the Excluded Assets.

         "Records" shall mean all files, books and records relating to the provisions of DBS Services by Seller in the Locations, including, without limitation, copies of Customer and prospective customer lists, computer programs, tapes and electronic data processing software, accounting journals and ledgers, accounts receivable records, and all NRTC reports, correspondence and other documents relating to the NRTC Agreements and Other Assumed Agreements and compliance therewith.

         "Signing Deposit" shall mean Two Hundred Fifty Thousand Dollars ($250,000) to be deposited by Purchaser with the Escrow Agent on the date hereof.

         "Subscriber" as of any date shall mean a Customer who, at a minimum,
(i) is an active subscriber subscribing to a package of basic services, (ii) on the last day of the calendar month prior to such date, whose account is not more than sixty (60) days past due from the date payment is due, (iii) is not an employee or agent of the service provider or charged a fee that is nominal (e.g., demonstration unit) or substantially below the service provider's published rates, and (iv) has not given notice of intent to discontinue service.

         "Survival Termination Date" shall mean the last day of the eighteenth
(18th) month after the Closing Date.

         "Telephone Business" shall mean the telephone distribution system and business of Clay County RTC operated in the State of Indiana and all assets related thereto, including, without limitation, all real estate, motor vehicles, cash and accounts receivable.

         "Termination Date" shall mean February 28, 1998.

         "Unearned Revenue" shall mean all unearned revenue, advance payments and deposits associated with Customer credit balances of Seller as of the Closing Date which are listed on Report 17 (Unearned Revenue Report) of the NRTC Central Billing System Reports.


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                                   ARTICLE II

                         SALE AND PURCHASE OF THE ASSETS

         2.1. SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign and convey the Purchased Assets to Purchaser, and Purchaser shall purchase, acquire and accept from Seller all of Seller's right, title and interest in and to the Purchased Assets, free and clear of any and all Liens, on the Closing Date for the consideration set forth in this Agreement. The sale, transfer, assignment and conveyance of the Purchased Assets shall be made by the execution and delivery at Closing of
(i) an Assignment and Assumption Agreement substantially in the form attached hereto as Schedule 2.1(a) (the "Assignment"), and (ii) a bill of sale substantially in the form attached hereto as Schedule 2.1(b) (the "Bill of Sale"), and (iii) such other recordable instruments of assignment, transfer and conveyance as Purchaser shall reasonably request.

                                   ARTICLE III

                  ASSUMPTION OF LIABILITIES/EXPRESS EXCLUSIONS

         3.1. LIABILITIES OF SELLER. As of the Closing Date, Purchaser shall assume and agree to pay, perform and otherwise discharge all obligations of Seller with respect to the following:

                  (a) the NRTC Agreements to the extent the obligations therein arise out of the provision of DBS Services to Customers and accrue on or after the Closing Date;

                  (b) the Other Assumed Agreements to the extent the obligations therein arise on or after the Closing Date; and

                  (c) all Current Liabilities as of the Closing Date.

                  Anything in this Agreement to the contrary notwithstanding, except for the liabilities specifically set forth in this Section 3.1, Purchaser shall not assume or be deemed to have assumed under this Agreement, by reason of the transactions contemplated by this Agreement, or otherwise, any other trade or other accounts payable, accrued expenses, debts, liabilities, obligations or commitments of Seller of any nature whatsoever, known or unknown, and the execution, delivery and performance of this Agreement shall not render Purchaser liable for any such debt, liability, obligation or commitment.

         By way of example and not as an exhaustive list, the following liabilities and obligations of Seller are expressly not assumed by Purchaser, pursuant to this Agreement or otherwise:

                  A. any liabilities or obligations of Seller under or with respect to any employment agreement or any pension, profit-sharing, retirement, disability or other benefit plan entered into or established by Seller with or for the benefit of any employee of Seller; and


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                  B. any liabilities or obligations of any kind arising
out of incidents, occurrences, actions or failures to act by or pertaining to Seller, which occurred prior to the Closing Date, including, without limitation, liabilities or obligations arising from (i) the distribution, sale or provision of any services of Seller, or (ii) any failure or alleged failure to comply with any federal, state or local law, rule or regulation applicable to Seller or the Business.

Purchaser agrees to promptly notify Seller of any claims which Purchaser obtains knowledge of which arise out of or result from liabilities of Seller not assumed by Purchaser pursuant to this Agreement.

                                   ARTICLE IV

                    PURCHASE PRICE; PAYMENT OF PURCHASE PRICE

         4.1. PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be Twenty-Seven Million Dollars ($27,000,000), subject to adjustment as provided in Section 4.4 herein.

         4.2. ESCROW DEPOSIT. Contemporaneously with the execution of this Agreement, Purchaser has delivered to the Escrow Agent the Signing Deposit and Seller has delivered to the Escrow Agent the Binder (collectively, the "Escrow Deposit") to be held by the Escrow Agent pursuant to the Escrow Agreement.

         4.3. PAYMENT OF PURCHASE PRICE. On the Closing Date, Purchaser shall pay the Purchase Price to Seller as follows:

                  (a) The Escrow Deposit by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Seller at least three (3) business days prior to the Closing Date.

                  (b) The balance of the Purchase Price, subject to adjustment as provided for in Section 4.4 herein, by certified or cashier's check, or by wire transfer of immediately available funds to an account or accounts designated in writing by Seller (together with the Escrow Deposit, the "Closing Payment").

         4.4. ADJUSTMENT TO PURCHASE PRICE.

                  (a) The Closing Payment shall be increased by the parties' good faith estimate of the Current Assets of Seller and decreased by the parties' good faith estimate of the Current Liabilities of Seller as of the Closing Date (the "Closing Adjustment"), which adjustment shall be subject to final adjustment as provided for in paragraph (c) below.

                  (b) No later than sixty (60) days after the Closing Date, or within three (3) days after receipt of the necessary accounting data from the NRTC Central Billing System, whichever is later, Purchaser shall prepare and deliver to Seller a balance sheet reflecting the Current Assets and Current Liabilities of Seller as of the Closing Date (the "Closing Date Balance



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Sheet"), prepared on a basis consistent with GAAP. For purposes of the Closing
Adjustment and the Final Closing Adjustment (as hereinafter defined), the amount of Accounts Receivable of Seller to be included in the Closing Date Balance Sheet shall include only Accounts Receivable of Subscribers as reflected on Report 18A (Subscriber Accounts Receivable Aging By Account) of the NRTC Central Billing System Reports which are less than sixty (60) days past due. The Closing Date Balance Sheet and the Final Closing Adjustment shall not include as a Current Asset any accounts receivable arising from Leased Subscriber Equipment. Except as set forth in this Section 4.4(b), no other assets or liabilities shall be included in the Closing Date Balance Sheet, including, Leased Subscriber Equipment. Seller shall make available to Purchaser such documentation, back-up, invoices, and books and records of Seller as Purchaser may reasonably request.

                  (c) Seller and Purchaser shall negotiate in good faith to reconcile any discrepancies which may arise in connection with the determination of the Closing Date Balance Sheet. If Seller and Purchaser are unable to reconcile such discrepancies, Seller shall have fifteen (15) days from presentment of the Closing Date Balance Sheet by Purchaser to notify Purchaser if Seller wishes to have Purchaser's determination examined. If Seller elects to have Purchaser's determination examined, it shall be submitted to the determination in Charlotte, North Carolina, by the Certified Public Accounting firm of Coopers & Lybrand LLP (or any other independent Certified Public Accounting firm mutually acceptable to Seller and Purchaser), the cost of such examination to be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. The determination by Purchaser shall be final and binding on the parties unless Seller elects to have an examination as provided herein, in which case the results of the examination shall be made within thirty (30) days of such referral, and shall be final and binding on the parties (the "Final Closing Adjustment").

                  (d) To the extent the Final Closing Adjustment is less than the Closing Adjustment, Seller shall pay the difference in cash to Purchaser within five (5) days after the final determination. In the event the Final Closing Adjustment is greater than the Closing Adjustment, Purchaser shall pay such excess in cash to Seller within five (5) days after the final determination. If, following any payment pursuant to this Section 4.4(d), an error (in billing or reporting by NRTC or otherwise) is thereafter discovered which would have affected the Final Closing Adjustment, the party in whose favor the error was made shall immediately pay in cash the amount of such error to the other party.

         4.5. ALLOCATION OF PURCHASE PRICE. The parties have agreed, after arms-length negotiations, to allocate the Purchase Price among the Purchased Assets on the basis set forth on Schedule 4.5 to be delivered at the Closing, and the parties shall make all federal, state and local tax filings consistent therewith.


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                                    ARTICLE V

          SELLER'S AND CLAY COUNTY RTC'S REPRESENTATIONS AND WARRANTIES

         To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each of Seller and Clay County RTC, jointly and severally, represents and warrants to Purchaser as follows:

         5.1. ORGANIZATION. Seller is a corporation duly organized and validly existing under the laws of the State of Indiana, with all requisite power and authority to own and operate the Business as it is now conducted and to own the Purchased Assets in the places where the Business is now conducted and where the Purchased Assets are now owned or operated. Clay County RTC is a cooperative association duly organized and validly existing under the laws of the State of Indiana.

         5.2. AUTHORITY.

                  (a) Each of Seller and Clay County RTC has full power and authority to execute, deliver and perform this Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by Seller and Clay County RTC and, except for the consent of the NRTC, DirecTv and the other Persons set forth on Schedule 5.2(b) attached hereto, no other action or proceeding on the part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and Clay County RTC and constitutes, and each of the other agreements to be executed by Seller and Clay County RTC pursuant to the terms hereof will constitute upon execution and delivery, a legal, valid and binding obligation of Seller and Clay County RTC enforceable in accordance with its terms.

                  (b) Except for the NRTC, DirecTv, governmental authorities in connection with the filing under the "HSR Act" (hereinafter defined) and the other Persons set forth on Schedule 5.2(b) attached hereto, the execution, delivery and performance of this Agreement or any document related hereto by Seller or Clay County RTC and the consummation by Seller and Clay County RTC of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgment, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in termination of, accelerate the performance required by, result in a breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Seller or Clay County RTC is a party or by which Seller or Clay County RTC or any of the Purchased Assets may be bound or affected; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; (iv) conflict with or violate any provision of Seller's or Clay County RTC's organizational documents; or (v) result in the creation of a Lien upon any of the Purchased Assets howsoever arising.


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         5.3. TITLE TO THE PURCHASED ASSETS. Seller has good and marketable title to all of the Purchased Assets, free and clear of all Liens except those Liens disclosed on Schedule 5.3(a) attached hereto and the transfer documents are effective to transfer such title.

         5.4. CONDITION OF FIXED ASSETS. All of the Fixed Assets set forth on
Schedule 1.2 are in good operating condition, in a state of good maintenance and repair, and are adequate and suitable for the purposes which are presently being used. All appropriate repair and maintenance of the Fixed Assets has been performed on a current basis and in accordance with generally accepted industry standards. Except as set forth on Schedule 5.4 attached hereto, none of the Fixed Assets are in need of any repairs which are outside the ordinary course of maintenance and repairs routinely performed by Seller in the past, and no currently needed repairs are reasonably likely to cost, either singularly or in the aggregate with respect to all Fixed Assets, in excess of Fifteen Thousand Dollars ($15,000).

         5.5. NRTC MEMBERSHIP; DBS DISTRIBUTION RIGHTS.

                  (a) Attached hereto as Schedules 1.4, 1.5 and 1.6 are true and complete copies of each of the NRTC/Member Agreement, the NRTC/Retail Agreement, and the Other Assumed Agreements, if any, respectively, together with all amendments, schedules and exhibits thereto. The NRTC/Member Agreement grants Seller the exclusive right to distribute DBS Services in the Locations, except as set forth in the NRTC/Member Agreement.

                  (b) Seller has paid all sums to NRTC or DirecTv, as appropriate, required under the NRTC/Member Agreement such that Seller is entitled to the marketing and sales revenues as provided therein.

                  (c) Seller is in full compliance in all material respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC or DirecTv pursuant to the NRTC Agreements, or otherwise.

                  (d) Seller is not in breach of the NRTC Agreements, nor has Seller failed to perform any material obligation under the NRTC Agreements. Seller has not received notice of any such breach or non-performance at any time of such NRTC Agreements. To the best of Seller's knowledge, no other party to any of the NRTC Agreements is in default thereunder or has failed to perform any material obligation thereunder.

         5.6. INVENTORY. The Inventory will not, as of the Closing Date, include any items below standard quality, obsolete or sub-prime. The Inventory shall consist solely of undamaged, original units in original, sealed cartons. Seller owns all of the Inventory free and clear of any and all Liens and has full power and authority to transfer the Inventory to Purchaser.

         5.7. ACCOUNTS RECEIVABLE. The Accounts Receivable represent arms' length transactions with Customers made in the ordinary course of business and none of the Accounts Receivable are subject to any counterclaim or setoff.


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         5.8. PREPAID EXPENSES. Each of the Prepaid Expenses is reasonable in amount, was incurred and paid in the ordinary course of business and can be utilized in the Business after the Closing Date.

         5.9 FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of the audited financial statements of Seller as of August 31, 1995 and for the eleven (11) month period then ended, and shall deliver to Purchaser pursuant to Section 7.9 herein audited financial statements of Seller as of September 30, 1994, September 30, 1995 and September 30, 1996 and for the years then ended (collectively, the "Audited Financial Statements"). The Audited Financial Statements (i) are correct and complete and in accordance with the books and records of Seller, (ii) fairly present the financial conditions, assets and liabilities of Seller as at their respective dates and the results of the operations and changes in cash positions for the periods covered thereby,
(iii) have been prepared in accordance with GAAP consistently applied, and (vi) have been audited by Deloitte & Touche, LLP. Seller has also delivered to Purchaser true and complete copies of the unaudited financial statements of Seller as of December 31, 1995, June 30, 1996, September 30, 1996, December 31, 1996, and June 30, 1997 and for the months then ended (the "Unaudited Financial Statements"). The Unaudited Financial Statements (i) are correct and complete in accordance with the books and records of Seller, (ii) fairly present the financial condition of Seller as of such dates and the results of its operations for the periods covered thereby and (iii) were prepared in accordance with GAAP (subject to year-end adjustments and except for the omission of certain footnotes and other presentation items required by GAAP with respect to the Audited Financial Statements, which adjustments, footnotes and presentation items, if prepared as required for the Audited Financial Statements, would not reveal any fact or condition materially adverse to the financial condition or results of Seller presented in such Unaudited Financial Statements).

         5.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 5.10 attached hereto and other than changes or events which have affected the DBS industry in general, since September 30, 1996 there has not been:

                  (a) any change in the position, financial or otherwise, assets, liabilities, earnings, book value, Business or operations of Seller which is materially adverse, singularly or in the aggregate;

                  (b) any obligation or liability incurred by Seller
(whether absolute, accrued, contingent or otherwise and whether due or to become due) other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices;

                  (c) any termination or waiver of any rights of Seller of material value to the Business or to Seller;

                  (d) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or the Purchased Assets;

                  (e) the adoption of any statute, rule, regulation or order which adversely affects the Business or the Purchased Assets;


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                  (f) any sale, transfer or other disposition of any of the
Purchased Assets to any party, except for dispositions of surplus or used equipment or other dispositions in the ordinary course of business; or

                  (g) any agreement to do any of the foregoing.

         5.11. LICENSES AND PERMITS. Attached hereto in Schedule 5.11 is a list of all federal, state, local and foreign permits, certificates, licenses, approvals and other authorizations necessary in the conduct of the Business. All such licenses and permits of Seller are in full force and effect, and no violations are or have been recorded in respect thereof, and no proceeding is pending or threatened to revoke or limit any thereof. Seller and its conduct of the Business is in compliance with all applicable laws, statutes, ordinances, rules, regulations and order of any federal, foreign, state or local government and any other government department or agency, and in any judgment, decision, decree or order of any court or governmental agency, department or authority.

         5.12. TAX MATTERS.

                  (a) Seller has timely filed all federal, state, local and foreign tax returns and tax reports required to be filed with respect to the Business with the appropriate governmental agency in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are true, correct and complete, and all amounts shown as owing on them have been paid, including all interest, penalties, deficiencies and assessments heretofore levied or assessed against Seller. Seller has duly withheld, collected and timely paid over, or holds for such payment, to the proper governmental authorities all taxes required to be withheld or collected by it. There is no agreement for extension of time of assessment or payment of any taxes of Seller. No waiver of any statute of limitations has been executed by Seller for any tax year which remains open or unsettled. To the best knowledge, information and belief of Seller, there is no examination or audit pending by the Internal Revenue Service or by any state or local taxing authority with respect to the tax matters of Seller. There is no liability for taxes or any tax deficiency or the existence of any basis from which liability for taxes or tax deficiency, including interest and penalties, might be asserted against Seller for any period in excess of the applicable reserve for taxes, if any, and Seller has no knowledge of any such liability or deficiency or the existence of any basis therefor.

                  (b) All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), if any, payable by Seller or relating to or chargeable against the Purchased Assets or chargeable against Seller's revenue or income have been fully paid or are not past due and are fully disclosed and accrued on the books and records of Seller and the proper amount of reserves exist for the payment thereof.

         5.13. DISCLOSURES. No representation or warranty made by Seller or Clay County RTC in this Agreement, and no statement made in any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby (excluding specifically the Acquisition Opportunity Memorandum prepared by Nations Media Partners) contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

         5.14. LITIGATION. Except as set forth in Schedule 5.14 attached hereto, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of Seller's knowledge, any threats against or affecting Seller, the Purchased Assets or the Business, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality.

         5.15. LEASED SUBSCRIBER EQUIPMENT. To the best of Seller's knowledge, none of the Leased Subscriber Equipment is in need of any repairs which are outside the ordinary course of maintenance and repairs routinely performed by Seller in the past.

         5.16 BROKERS, FINDERS. No agent, broker, investment banker or other person acting on behalf of Seller or Clay County RTC, or under their authority (other than Nations Media Partners) is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transaction contemplated by this Agreement. Seller agrees to pay all fees and commissions due Nations Media Partners in connection with the transaction contemplated by this Agreement.

                                   ARTICLE VI

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         To induce Seller and Clay County RTC to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller and Clay County RTC as follows:

         6.1. ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite power to own and operate its business as it is now conducted.

         6.2. AUTHORITY.

                  (a) Purchaser has full power and authority to execute, deliver, and perform this Agreement. The execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly authorized by Purchaser and no other action or proceeding on the part of any other party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and constitutes, and each of the other agreements to be executed pursuant to the terms hereof upon execution and delivery will constitute, a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                  (b) Except for the NRTC, DirecTv, governmental authorities in connection with the filing under the HSR Act and the other Persons set forth on
Schedule 6.2(b) attached hereto, the execution, delivery and performance of this Agreement or any other document related hereto by Purchaser and the consummation by Purchaser of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgment, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in the termination of, accelerate the performance required by, result in the breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Purchaser is a party; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; or (iv) violate any provision of Purchaser's Articles of Organization or Operating Agreement.

         6.3. DISCLOSURES. No representation or warranty made by Purchaser in this Agreement, and no statement made in any Schedule, exhibit, certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VII

                                    COVENANTS

         7.1. CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. From the date hereof through and until the Closing Date, unless performance of the following obligations is waived by Purchaser (in its sole discretion) in advance and in writing, Seller shall:

                  (a) consult with Purchaser on a regular basis with respect to all decisions which could reasonably be expected to adversely affect the Business or the Purchased Assets;

                  (b) not modify, amend, alter or terminate any of the NRTC Agreements or any of the Other Assumed Agreements, or waive any default or breach thereunder;

                  (c) comply in all material respects with the NRTC Agreements and the Other Assumed Agreements, use its best efforts to cure any default or breach thereunder, and promptly notify Purchaser upon receipt of notice of any default or breach thereunder;

                  (d) maintain its Records in accordance with prior practice, maintain the Purchased Assets in their present condition, ordinary wear and tear excepted, consistent with past practice, and otherwise use its best efforts to operate the Business as currently operated and in the ordinary course in accordance with practices during the twelve (12) months preceding the date of this Agreement;

                  (e) not sell, transfer, dispose or permit a Lien, directly or indirectly, on any of the Purchased Assets, except for sales or dispositions of Inventory in the ordinary course of business;

                  (f) use its best efforts to preserve intact the current business organization and relationships with employees, suppliers, advertisers, Customers and other Persons having dealings with Seller relating to the Business;

                  (g) operate the Business in all material respects in accordance with the NRTC Agreements, comply in all material respects with all laws, rules and regulations applicable to it, including the regulations and policies of the NRTC and DirecTv;

                  (h) provide to Purchaser, concurrently with filing, sending or receipt thereof, copies of all material reports to and other filings and correspondence with the NRTC and DirecTv;

                  (i) provide to Purchaser, promptly upon receipt thereof by Seller, a copy of (i) any notice of the revocation, suspension or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under, any of the NRTC Agreements, and (ii) copies of all protests, complaints, challenges or other documents submitted to or filed with the NRTC or DirecTv by third parties concerning the Business and, promptly upon the filing or making thereof, copies of Seller's responses thereto; and

                  (j) notify Purchaser in writing immediately upon learning of the institution or threat of any action against Seller in any court, or any action against Seller before any governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Business. Without limiting the generality of the foregoing, Seller shall not take any of the actions (over which Seller can exercise control) listed in
Section 5.9 herein.

         7.2. ACCESS.

                  (a) Prior to the Closing, Purchaser may, through its employees, agents and representatives, make or cause to be made such investigation of Seller, its Records and the Business as Purchaser deems necessary or advisable and shall have full access to the auditors and attorneys of Seller. Seller shall permit Purchaser and its employees, agents and representatives, on reasonable notice, to have access during normal business hours to its premises, personnel and Records. Seller shall cooperate to provide access to its Customers, suppliers, lenders and such other parties as Purchaser may reasonably request. Seller shall, and shall cause its officers, attorneys and accountants to, furnish Purchaser with such financial and operating data and other information as Purchaser from time to time shall reasonably request. No investigation by Purchaser shall in any way affect or otherwise diminish the representations, warranties and covenants of Seller or Clay County RTC hereunder.

                  (b) Purchaser will hold, and will cause its authorized representatives (including its investors and lending institutions) to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or official request or by other requirements of law, all documents and information concerning Seller and the Business furnished to Purchaser in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Purchaser, (ii) in the public domain through no fault of Purchaser, or (iii) later lawfully acquired by Purchaser from other sources) and will not release or disclose such information to any other Person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) in connection with this Agreement, it being understood that such Persons shall be informed by such party of the confidential nature of such information and shall be directed by such party and shall have agreed to treat such information as confidential. In the event that the transactions contemplated herein are not consummated for any reason, Purchaser will, upon request by Seller, promptly return to Seller all copies of any Schedules, statements, documents or other written information obtained in connection herewith, without retaining any copies or summaries thereof, and shall maintain such confidence except to the extent such information comes into the public domain through no fault of Purchaser.

         7.3. CONSENT OF NRTC, DIRECTV AND OTHERS; AUTHORIZATIONS. Seller and Purchaser have joined in and delivered the requests for the consent of the NRTC and DirecTv to the transfer of the NRTC Agreements, and shall join in and deliver such other requests for consent or filings that Purchaser reasonably determines may be necessary or appropriate to consummate the transactions contemplated hereby, including all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law and regulations and orders issued pursuant to the Act or any successor law (the "HSR Act") and they will each diligently take all steps necessary or desirable to obtain such consents or make such filings. The failure of either of the parties to timely file or diligently seek the consents or make the filings, or to cooperate fully with the other party with respect thereto, shall be deemed a material breach of this Agreement.

         7.4. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Seller, Clay County RTC and Purchaser (a) shall agree in advance as to timing, form and content before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any press release or make any public statement prior to reaching agreement, except as may be required by law (including federal and state securities laws), contractual relationships with the NRTC or DirecTv, or auditor or lender requirements; provided, however, that no party shall disclose the Purchase Price hereunder without the prior written consent of the other parties hereto; and (b) agree to maintain the confidentiality of this Agreement and the terms hereof and any information exchanged by the parties in connection with the consummation of the transaction contemplated hereby, except as may be required by law (including federal and state securities laws), contractual relationships with the NRTC or DirecTv, or auditor or lender requirements.

         7.5. BEST EFFORTS. Subject to the terms and conditions herein provided, Seller, Clay County RTC and Purchaser agree to use their best efforts to take, execute, acknowledge and deliver, or cause to be taken, executed, acknowledged and delivered, all actions, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and all applicable laws and regulations to consummate, confirm, perfect, evidence and otherwise make effective the transactions contemplated by this Agreement, including actions necessary to obtain all requisite assignments of agreements and contracts, and to fulfill the requirements of Articles VIII and IX hereof on or prior to the Closing Date.

         7.6. EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, each of Seller and Clay County RTC will refrain, and will cause all of its agents and employees to refrain, from taking, directly or indirectly, any action to encourage, initiate, solicit or continue any discussions or negotiations with, or any other offers from, any other Person concerning a merger, sale of substantial stock or any similar transaction concerning Seller which would affect the Business, or the sale of the Purchased Assets or any portion thereof.

         7.7. SUBSCRIBER LEASES. From and after the date hereof, Seller covenants and agrees to use its best efforts to keep in full force and effect all leases or rentals of Leased Subscriber Equipment between Seller and Subscribers and shall refrain from taking, directly or indirectly, any action to encourage any Subscribers to terminate such leases.

         7.8. PROGRAMMING. Purchaser shall provide DirecTv's "Total Choice - Platinum Package" and "Prime Time 24 Network Package" (unless challenged by local broadcasters), or equivalent packages in the event these packages are discontinued, free of charge to each of Donald D. Dorsett, Jr., John McClure, Ivan Dee Moon, Jerry Kester, James L. McLean, David W. Johnson, Robert Stickles, Clifford Phillips, Ronald Sottong, Richard Coffin, Charles Witaker, Douglas Phillips, Steven Tragesser and Jack Hauser for so long as (i) Purchaser shall own NRTC System No. 0020 and (ii) five (5) years, whichever is greater.

         7.9. AUDIT. Seller agrees that from and after the date hereof, Purchaser shall have the right, at its sole cost and expense, and upon reasonable notice, to audit Seller's Records pertaining to the Business and the Purchased Assets and Seller shall cooperate fully with Purchaser's auditors, including, but not limited to, granting such auditors reasonable access to Seller's premises, personnel and Records pertaining to the Business and the Purchased Assets, and furnishing such auditors with any information and data which they may reasonably request, related to the Business and the Purchased Assets. Seller shall deliver to Purchaser audited financial statements of Seller as of September 30, 1994, September 30, 1995 and September 30, 1996 and for the years then ended. Purchaser shall reimburse Seller for the costs and expenses incurred by Seller in connection with such audits.

         7.10. PLAINFIELD LEASE. At least thirty (30) days prior to the Closing Date, Purchaser shall notify Seller in writing whether or not Purchaser desires to assume Seller's obligations with respect to the Plainfield Lease. In the event Purchaser desires to assume the Plainfield Lease, such lease shall automatically become an "Other Assumed Agreement" for purposes of this Agreement and Purchaser shall become liable for all obligations thereunder which arise from and after the Closing Date.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Purchaser's obligations to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Purchaser), on or before the Closing Date, of each of the following conditions precedent:

         8.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller and Clay County RTC contained in this Agreement, and all representations and warranties set forth in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         8.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Seller or Clay County RTC on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         8.3. NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date and except as otherwise permitted by this Agreement, there shall not have occurred any material adverse change in the financial condition, Business, assets or results of operations of Seller or the Purchased Assets.

         8.4. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         8.5. CONSENTS; AUTHORIZATIONS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Seller and Clay County RTC in connection with the Closing (including, without limitation, the consent of the NRTC and DirecTv and the expiration of all applicable waiting periods under the HSR Act as provided for in Section 7.3 herein) shall have been duly obtained by Seller and Clay County RTC and shall be in full force and effect without conditions which are materially adverse to Purchaser.

         8.6. SUBSCRIBERS. On the Closing Date, Seller shall have at least 12,200 Subscribers.

         8.7. SELLER'S AND CLAY COUNTY RTC'S CLOSING DELIVERIES. Seller and Clay County RTC shall have delivered to Purchaser the following at Closing:

                  (a) the Assignment, the Bill of Sale and other instruments of transfer to effectively assign, transfer and convey good and marketable title to the Purchased Assets as Purchaser shall reasonably request, in form and substance reasonably satisfactory to Purchaser;

                  (b) copies of the Records which Purchaser may reasonably request;

                  (c) a certified copy of Resolutions of the Board of Directors and Shareholders of Seller authorizing the execution, delivery and performance of this Agreement;

                  (d) a certified copy of Resolutions of the Board of Directors of Clay County RTC authorizing the execution, delivery and performance of this Agreement;

                  (e) a certificate of existence of Seller from the Secretary of State of Indiana;

                  (f) a certificate of existence of Clay County RTC from the Secretary of State of Indiana;

                  (g) evidence satisfactory to Purchaser that all Liens on the Purchased Assets have been removed or otherwise addressed to Purchaser's satisfaction;

                  (h) a list of the Accounts Receivable from all Customers (Reports 18A and 19A) and a list of the Unearned Revenue (Report 17), each as of the most recently available NRTC billing period ending prior to the Closing Date;

                  (i) a certificate signed by each of Seller's and Clay County RTC's president, dated the Closing Date, to the effect that the conditions set forth in this Article VIII have been satisfied;

                  (j) an opinion of Baker & Daniels, counsel to Seller and Clay County RTC, in form and substance reasonably acceptable to Purchaser;

                  (k) a certificate signed by Seller's president, dated the Closing Date, regarding the transfer of Seller's accounts at Bank One, Indianapolis, N.A.;

                  (l) Noncompetition Agreement with each of Seller, Clay County RTC, Donald D. Dorsett, Jr., John McClure, Ivan Dee Moon, Jerry Kester, James L. McLean and David W. Johnson, substantially in the form attached hereto as
Schedule 8.7; and

                  (m) such other documents and instruments as may be reasonably requested and satisfactory to Purchaser and its counsel in connection with Seller's and Clay County RTC's satisfaction of each of its obligations hereunder.

                                   ARTICLE IX

                        CONDITIONS PRECEDENT TO SELLER'S
                        AND CLAY COUNTY RTC'S OBLIGATIONS

         Each of Seller's and Clay County RTC's obligations to perform this Agreement and consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), on or before the Closing Date, of each of the following conditions precedent:

         9.1. TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser contained in this Agreement, and all representations and warranties set forth in any Schedule or exhibit attached hereto, shall have been true, complete and correct when made and as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

         9.2. PERFORMANCE. Each of the agreements, obligations, conditions and covenants to be performed or complied with by Purchaser on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with on or before the Closing Date.

         9.3. NO LITIGATION THREATENED. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim, the consummation of which would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         9.4. CONSENTS; AUTHORIZATIONS. All authorizations and approvals of or consents of, or filings with, any governmental authority or other Person required to be obtained or made by Purchaser in connection with the Closing (including without limitation, the consent of the NRTC and DirecTv and the expiration of all applicable waiting periods under the HSR Act as provided for in Section 7.3 herein) shall have been duly obtained by Purchaser and shall be in full force and effect without conditions which are materially adverse to Seller.

         9.5. PURCHASER'S CLOSING DELIVERIES. Purchaser shall have delivered to Seller the following at Closing:

                  (a) the Closing Payment;

                  (b) a certified copy of Resolutions of the member of Purchaser authorizing the execution, delivery and performance of this Agreement;

                  (c) a certificate signed by Purchaser's member, dated the Closing Date, to the effect that the conditions set forth in this Article IX have been satisfied;

                  (d) an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Purchaser, in form and substance reasonably acceptable to Seller;

                  (e) a certificate signed by Purchaser's member, dated the Closing Date, regarding the transfer of Seller's accounts at Bank One, Indianapolis, N.A.; and

                  (f) a letter agreement between Clay County RTC and Purchaser, restricting Purchaser's ability to compete with Clay County RTC in the Telephone Business.

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         10.1. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise specifically provided herein, each and every representation and warranty contained in this Agreement shall expire with, and be terminated and extinguished by the Closing or the termination of this Agreement pursuant to
Section 11.13 hereof, and thereafter, except and to the extent otherwise specifically provided herein, neither Purchaser, Seller, Clay County RTC or any member, director, officer or representative thereof shall be under any liability whatsoever with respect to any such representation or warranty. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any Schedule, exhibit, certificate, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties.

         10.2. INDEMNIFICATION OF PURCHASER. Each of Seller and Clay County RTC, jointly and severally, and their successors, and assigns shall indemnify, reimburse and hold Purchaser and each of its members, officers, subsidiaries, affiliates, successors, assigns and agents harmless from, against, for and in respect of any and all damages, losses, settlement payments, obligations, liabilities, claims, demands, actions or causes of action, judgments, encumbrances, costs and expenses (including reasonable attorneys' fees) (collectively, the "Indemnifiable Damages") relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Seller or Clay County RTC contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto,
(ii) the failure of Seller or Clay County RTC to pay, perform or discharge promptly when due any of its obligations, liabilities and debts except as provided under this Agreement, (iii) any liability or obligation relating to the operation of the Business prior to the Closing Date, (iv) any breach or default prior to the Closing Date by Seller under any of the NRTC Agreements, (v) any state or local sales, use, excise, personal property or similar tax liability (including penalties and interest) of Seller, (vi) any liability or obligation relating to the operation of the Telephone Business prior to or after the Closing Date, (vii) any liability or obligation of Seller or Clay County RTC relating to any matters disclosed on Schedule 5.14 hereto, and (viii) any other liabilities, obligations or claims, whether absolute or contingent, known or unknown, matured or unmatured and not expressly assumed by Purchaser hereunder.

         10.3. INDEMNIFICATION OF SELLER. Subject the limitations hereinafter set forth, Purchaser shall indemnify, reimburse and hold Seller and Clay County RTC and their respective shareholders, officers, directors, subsidiaries and affiliates harmless from, against, for and in respect of any and all Indemnifiable Damages (as defined in Section 10.2 above) relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Purchaser contained in or made in connection with this Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Purchaser to pay, perform or discharge promptly when due (a) its obligations set forth in Section 4.3 herein, or (b) the Current Liabilities,
(iii) the assertion against Seller of any liability or obligation relating to Purchaser's operation of the Business after the Closing Date, and (iv) any breach or default after the Closing Date by Purchaser under the NRTC Agreements.

         10.4. LIMITATIONS ON INDEMNIFICATION. Notwithstanding any other provision of this Agreement, neither Seller nor Clay County RTC shall have any obligation or liability under Sections 10.2(i), (ii), (iii), (iv), (vi) or
(viii) hereof unless and until the aggregate amount of all Indemnifiable Damages exceeds Two Hundred Thousand Dollars ($200,000), in which case Seller and Clay County RTC shall be liable for the entire amount of Indemnifiable Damages under Sections 10.2(i), (ii), (iii), (iv), (vi) and (viii) hereof. Further, under no circumstances, shall the obligations of Seller and Clay County RTC under Sections 10.2(i), (ii), (iii), (iv), (vi) and (viii) aggregate more than an amount equal to the Purchase Price plus the aggregate remuneration paid pursuant to the Noncompetition Agreements.

         10.5. EXPIRATION OF INDEMNIFICATION OBLIGATIONS. The indemnification obligations of Seller and Clay County RTC under Sections 10.2(i), (ii), (iii),
(iv), (vi) and (viii) and Purchaser under Section 10.3 above shall expire and terminate on the Survival Termination Date, unless, prior to such termination, the party entitled to indemnification hereunder (the "Indemnified Party") shall have provided written notice to the other party hereto obligated to provide indemnification pursuant to Sections 10.2 or 10.3 herein (the "Indemnifying Party") of an assertion by the Indemnified Party of a right to indemnification under Sections 10.2 or 10.3 ("Indemnification Claim").

         10.6. RIGHT TO CONTEST.

                  (a) If the Indemnified Party receives notice or has knowledge of any claim for which it believes the Indemnifying Party is obligated to provide indemnification, the Indemnified Party shall provide the Indemnifying Party with an Indemnification Claim within twenty (20) days of its receipt of same, but in no event later than ten (10) days prior to the date a responsive pleading with respect to such Indemnification Claim is due. The Indemnification Claim shall set forth a brief description of the facts giving rise to such a claim and the amount (or reasonable estimate) of the Indemnifiable Damages suffered or which may be suffered by the Indemnified Party. The Indemnified Party shall, at the expense of the Indemnifying Party, provide all information regarding the contest or defense of the claim and cooperate fully with the Indemnifying Party in the conduct of any such contest or defense. Before being required to make any payment pursuant to Sections 10.2 or 10.3 herein, the Indemnifying Party may, at its own expense, elect to undertake and control the defense of, and take all necessary steps properly to


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

contest any claim in respect thereof involving third parties or to prosecute such claim to conclusion or settlement satisfactory to the Indemnified Party. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings but shall not admit any liability, settle, compromise, pay or discharge the claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not make such election, it shall be obligated to pay the costs of defending or prosecuting such claim and shall be bound by whatever result is obtained by the Indemnified Party respecting such claim.

                  (b) Except as otherwise specifically provided herein, the remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party hereto.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon personal delivery, upon receipted delivery by overnight courier, charges prepaid or charged to the sender's account if delivery is confirmed by the delivery service, upon receipt of a confirmed transmission if by facsimile transmission, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, as follows (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

         To Purchaser:        Digital Television Services of Indiana, LLC
                              Building C-200
                              880 Holcomb Bridge Road
                              Roswell, Georgia  30076
                              Attention:  Douglas S. Holladay, Jr.

         with a copy to:      C. Mark Kelly, Esq.
                              Nelson Mullins Riley & Scarborough, L.L.P.
                              NationsBank Corporate Center, Suite 2600
                              100 North Tryon Street
                              Charlotte, North Carolina  28202

         To Seller:           Satellite Television Services, Inc.
                              2028 Stafford Road, #D
                              Plainfield, Indiana  46168
                              Attn: Donald D. Dorsett, Jr., President

         To Clay County RTC:  Clay County Rural Telephone Cooperative, Inc.
                              Post Office Box 237
                              2 S. West Street
                              Cloverdale, Indiana  46120

         with a copy to:      Jeffrey M. Stautz
                              Baker & Daniels
                              300 North Meridian Street
                              Indianapolis, Indiana  46204

         11.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

         11.3. GOVERNING LAW. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Indiana, without regard to the choice of law provisions thereof.

         11.4. WAIVERS. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or of the same right or remedy or a waiver on any future occasion.

         11.5. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         11.6. SECTION AND ARTICLE HEADING REFERENCES. The Section and Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns, if any, of the parties hereto. Except as otherwise expressly provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedy hereunder or by reason hereof. This Agreement may not be assigned by Purchaser (except to a party which, directly or indirectly is controlled by, controls or is under common control with, Purchaser), Seller or Clay County RTC without the prior written consent of the other parties hereto.

         11.8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Schedules attached hereto constitute the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior correspondence, conversations, agreements, arrangements, understandings and other writings, including the Term Sheet dated September 30, 1997 between Seller and Digital Television Services, LLC. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce any party to enter into this Agreement. This Agreement may be amended or modified only by a written instrument signed by all of the parties hereto.

         11.9. EXPENSES. Each of the parties hereto shall pay its own expenses incurred in connection with the negotiation and consummation of this Agreement, including the charges of its respective attorneys, accountants and other representatives. Seller shall pay up to Five Thousand Dollars ($5,000) of any transfer or similar fees due the NRTC. Purchaser shall pay any additional costs and expenses incurred to complete the transfer and assignment in connection with the transactions contemplated by this Agreement.

         11.10. KNOWLEDGE OF SELLER AND CLAY COUNTY RTC. Where any representation or warranty contained in this Agreement is expressly qualified by reference to knowledge, each of Seller and Clay County RTC confirms that it has made or caused to be made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         11.11. FACSIMILE SIGNATURES. Facsimile signatures shall be considered original signatures for purposes of execution and enforcement of the rights delineated in this Agreement.

         11.12. SCHEDULES. The Schedules referred to in this Agreement are attached hereto, made a part hereof and incorporated herein by this reference.

         11.13. TERMINATION OF AGREEMENT.

         (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date by (i) the written consent of Seller, Clay County RTC and Purchaser, (ii) any party upon written notice to the other parties if the Closing has not occurred on or before the Termination Date, (iii) Seller, if Sections 9.1, 9.2 or 9.5 have not been complied with or performed by Purchaser and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before the sixtieth (60th) day following written notice thereof from Seller; provided that Seller or Clay County RTC has not defaulted in any material respect with respect to any of its obligations hereunder, or (iv) Purchaser, if the covenants and conditions set forth in Articles VII and VIII required to be complied with and performed by Seller or Clay County RTC have not been complied with or performed by Seller and Clay County RTC and such noncompliance and nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller or Clay County RTC on or before the sixtieth (60th) day following written notice thereof from Purchaser; provided that Purchaser shall not have defaulted in any material respect with respect to any of its obligations hereunder.

         (b) In the event of termination pursuant to this Section 11.13, written notice thereof shall be given to the other parties and this Agreement shall terminate immediately. In the event of such termination pursuant to Section 11.13(a)(i) or (ii), no party hereto (or any of their respective directors, officers or members) shall have any liability or further obligation to the other parties to this Agreement.

         (c) In the event of termination pursuant to Section 11.13(a)(iii), Purchaser recognizes that Seller would be damaged, the extent to which is extremely difficult and impractical to ascertain. The parties, therefore, agree that if this Agreement is terminated pursuant to Section 11.13(a)(iii), Seller shall be entitled to the sum equal to the Escrow Deposit. The parties agree that this sum shall constitute liquidated damages and shall be in lieu of any and all other relief to which Seller might otherwise be entitled due to Purchaser's failure to consummate, or Purchaser's default under, this Agreement. In the event the Escrow Deposit is held by the Escrow Agent at the time Seller becomes entitled to the liquidated damages hereunder, Seller and Purchaser shall instruct the Escrow Agent to pay the Escrow Deposit to Seller.

         (d) In the event of termination pursuant to Section 11.13(a)(iv), Purchaser shall be entitled to recover from Seller and Clay County RTC all damages, losses, costs and expenses (including reasonable attorneys' fees) provided by law.

         (e) The parties hereto agree that if any provision in Articles VII or VIII hereof is not complied with and performed by Seller in accordance with its specific terms or otherwise breached, and such noncompliance and nonperformance shall not have been cured (or by its nature cannot be cured) by Seller on or before the sixtieth (60) day following written notice thereof from Purchaser, and Purchaser shall not have defaulted in any material respect with respect to any of its obligations hereunder, Purchaser shall, at its sole option, be entitled to specific performance of the terms of this Agreement.







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



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     PURCHASER:

                                     Digital Television Services of Indiana, LLC

                                     By:  DTS Management, LLC
                                          Its:  Member


                                          By:
                                              ---------------------------
                                              Douglas S. Holladay, Jr.
                                              President and Manager


                                     SELLER:

                                     Satellite Television Services, Inc.


                                     By:
                                         --------------------------------
                                         Its:
                                              ---------------------------


                                     CLAY COUNTY RTC:

                                     Clay County Rural Telephone
                                     Cooperative, Inc.

                                     By:
                                         --------------------------------
                                         Its:
                                              ---------------------------



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









                    EXHIBITS AND SCHEDULES HAVE BEEN OMITTED